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                                                                      Exhibit 99

News Release

      FINDWHAT.COM APPOINTS TWO NEW BOARD MEMBERS; PRICELINE.COM CFO JOINS PERFORMANCE-BASED SEARCH ENGINE'S BOARD, ALONG WITH FINDWHAT.COM COO

NEW YORK--(BUSINESS WIRE)--Jan. 22, 2002--FINDWHAT.COM (NASDAQ: FWHT), a leading developer and marketer of performance-based advertising services for the Internet, featuring the FindWhat.com pay-for-performance search engine, today announced the appointment of two new members to its Board of Directors.

Joining the Board are Robert Mylod, Priceline.com Chief Financial Officer, and Phillip Thune, FindWhat.com's Chief Operating Officer and Chief Financial Officer.

Mr. Mylod has been Priceline.com's CFO since November 2000. Prior to joining Priceline.com in 1999, Mr. Mylod spent ten years at Merrill Lynch Capital Partners, Inc. and Stonington Partners, Inc., two private partnerships that invested $2.9 billion of equity capital in leverage buyouts and later-stage venture investments.

"Bob Mylod brings a wealth of enormously valuable fiscal experience and insight into successfully building and managing a profitable Internet business," said Craig Pisaris-Henderson, President and CEO of FindWhat.com. "We are extremely pleased that he has chosen to join FindWhat.com's Board of Directors."

Mr. Mylod said, "I believe that the performance-based segment of the online advertising market has outstanding prospects for exceptional long-term growth and FindWhat.com has carved out an important niche within this market by consistently delivering solid returns on investment for online advertisers. I have been impressed by the ability of the FindWhat.com team to build a strong franchise while also managing the company to become profitable. I am proud to serve as a member of its Board of Directors."

Phillip Thune has been FindWhat.com's CFO since April 2000 and COO since November 2000. From 1996 to April 2000, he served as the Chief Financial Officer and a Director of Broadcasting Partners Holdings, L.P., which had controlling equity positions in five platform companies operating 38 radio stations in eleven markets. The stations were sold to Citadel Communications Corporation for $190 million in April 2000. Prior to Broadcasting Partners Holdings, Mr. Thune worked in the Media & Communications group of Alex. Brown & Sons' investment banking division, and was Vice President of Corporate Development and Strategic Planning for Broadcasting Partners, Inc., a publicly traded radio broadcasting company that merged with AMFM, Inc. in 1995.

"FindWhat.com has benefited from Phillip's history of advising, building, and operating rapidly growing companies and his experience on Wall Street," Pisaris-Henderson said. "As a member of the Company's Board, FindWhat.com will gain even more from his strong business acumen."

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"As the first performance-based search engine to show profitability, and as the clear second-ranked player in the sector, FindWhat.com continues to demonstrate its leadership among Internet advertising companies," Thune said. "I look forward to even greater participation in the company's future as a member of its Board of Directors."

    About FindWhat.com

Through its performance-based, pay-for-position search engine (www.FindWhat.com), FindWhat.com operates an online marketplace where Web publishers use an automated bidding process to determine the per-click fee they will pay for premier placement on the search results returned by the FindWhat.com search engine. These results are shown on FindWhat.com's network of distribution partners, which include CNET's Search.com and InfoSpace's MetaCrawler and Dogpile. The Web sites offering the highest bid for particular keywords and key phrases appear first on the list of search results distributed throughout the network. This cost-effective, pay-for-performance model allows Web publishers to pay only for those customers who click through to their sites, and increase their potential for exposure through the millions of searches distributed throughout the network per day. More information on FindWhat.com is available on the company's web site at http://www.FindWhat.com.

    Forward Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the Internet industry generally and, accordingly, FindWhat.com's actual performance and results may vary from those stated herein, and FindWhat.com undertakes no obligation to update the information contained herein.

CONTACT: Rubenstein Associates, Inc., New York
Donald Kaplan, 212/843-8065
dkaplan@rubenstein.com
or
FindWhat.com, New York
Phillip R. Thune, 212/255-1500
pthune@findwhat.com